UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

The Hillshire Brands Company

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3500 Lacey Road, Downers Grove, Illinois 60515

(Address of principal executive offices)

Registrant’s telephone number, including area code: (630) 598-6000

Sara Lee Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 28, 2012 (the “distribution date”), Sara Lee Corporation, renamed The Hillshire Brands Company (the “Company”), completed the previously disclosed separation of its international coffee and tea business from the Company. Immediately prior to the separation, the Company’s international coffee and tea business was held by the Company’s wholly owned subsidiary, DE US, Inc. (“CoffeeCo”). The separation was accomplished by a series of transactions, commencing with the distribution after the close of business on June 28, 2012, by the Company to the Company’s shareholders of record as of the close of business on June 14, 2012 (the “record date”) of 100% of the outstanding shares of common stock of CoffeeCo. One share of common stock of CoffeeCo was distributed for each outstanding share of common stock of the Company. Immediately after the distribution of the CoffeeCo common stock, CoffeeCo paid a $3.00 per share special dividend to CoffeeCo’s shareholders of record as of the time immediately after the distribution of the CoffeeCo common stock, which were the Sara Lee shareholders of record as of the close of business on the record date. After the distribution of the $3.00 special dividend, CoffeeCo merged with a subsidiary of D.E MASTER BLENDERS 1753 N.V. (“D.E MASTER BLENDERS 1753”), with CoffeeCo surviving the merger as a subsidiary of D.E MASTER BLENDERS 1753. The ordinary shares of D.E MASTER BLENDERS 1753 were exchanged for all of the shares of CoffeeCo common stock and all of the ordinary shares of D.E MASTER BLENDERS 1753 were distributed to the CoffeeCo shareholders, which were the Sara Lee shareholders of record as of the close of business on the record date.

D.E MASTER BLENDERS 1753 will not issue fractional shares of its ordinary shares in the distribution. Fractional ordinary shares that Sara Lee shareholders would otherwise have been entitled to receive will be aggregated and sold in the public market. The aggregate net cash proceeds of these sales will be distributed pro rata to those shareholders who would otherwise have been entitled to receive fractional ordinary shares.

D.E MASTER BLENDERS 1753 is now an independent public company trading under the symbol “DE” on NYSE Euronext in Amsterdam. The ordinary shares of D.E MASTER BLENDERS 1753 will continue trading on an “as-if-and-when-issued” basis until July 9, 2012, when the ordinary shares of D.E MASTER BLENDERS 1753 will begin trading “regular way.” Any trades of D.E MASTER BLENDERS 1753 ordinary shares made on an “as-if-and-when-issued” basis will not settle until July 9, 2012.

Immediately after the separation and prior to the market open on June 29, 2012, Sara Lee effected the previously disclosed 1-for-5 reverse stock split of Sara Lee common stock and changed its name to The Hillshire Brands Company. As a result, every five shares of Sara Lee common stock were converted into one share of Sara Lee common stock. Sara Lee will not issue fractional shares of its common stock in the distribution. Fractional shares that Sara Lee shareholders would otherwise have been entitled to receive will be aggregated and sold in the public market. The aggregate net cash proceeds of these sales will be distributed pro rata to those shareholders who would otherwise have been entitled to receive fractional shares.

A press release issued by the Company announcing the completion of the separation and merger is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

On June 28, 2012, the Company filed Articles of Amendment to the Company’s Articles of Restatement (the “Articles of Amendment”) with the Secretary of State of the State of Maryland in order (i) to effect the previously announced 1-for-5 reverse stock split through a combination of every five shares of the Company’s issued and outstanding shares of common stock, par value $0.01 per share, into one share of common stock, par value $0.05 per share, and a subsequent decrease in the par value of the issued and outstanding common stock from $0.05 per share to $0.01 per share, and to reduce the authorized number of shares of common stock of the Company, par value $0.01 per share, from 1,200,000,000 shares to 240,000,000 shares and (ii) change the name of the Company from “Sara Lee Corporation” to “The Hillshire Brands Company”. The Articles of Amendment became effective at 5:00 p.m. and 5:01 p.m. Eastern Time on June 28, 2012.

Following the change of the Company’s name, the new CUSIP number for the Company’s common stock is 432589 109. The outstanding shares of Company common stock will continue to trade on the New York Stock Exchange, under the new symbol “HSH.”

Item 8.01	Other Events

As previously disclosed, the Company entered into a Note Purchase Agreement by and among the Company and a group of institutional investors on May 15, 2012. The Note Purchase Agreement relates to the private placement of $650 million aggregate principal amount of indebtedness by the Company. The indebtedness is comprised of $232 million of 3.60% Series A Senior Notes due May 15, 2019, $120 million of 3.81% Series B Senior Notes due May 15, 2020, $124 million of 4.03% Series C Senior Notes due May 15, 2021 and $174 million of 4.20% Series D Senior Notes due May 15, 2022 (collectively, the “Notes”).

On June 28, 2012, upon completion of the separation, and pursuant to Note Purchase and Guarantee Deed, by and among the Company, CoffeeCo and D.E MASTER BLENDERS 1753, dated May 15, 2012, the Company satisfied its obligations under the Notes through a mandatory exchange of the Notes for debt securities of CoffeeCo, which have substantially the same terms as the Notes. The total indebtedness of the Company was reduced accordingly.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma consolidated income statements of the Company for the nine months ended March 31, 2012 and each of the three years ended July 2, 2011, July 3, 2010 and June 27, 2009 and unaudited pro forma condensed consolidated balance sheet of the Company dated as of March 31, 2012 are attached as Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

(d) Exhibits

3.1	Reverse Stock Split Articles of Amendment, effective as of June 28, 2012, as filed with the Secretary of State of the State of Maryland.

3.2	Name Change Articles of Amendment, effective as of June 28, 2012, as filed with the Secretary of State of the State of Maryland.

99.1	Press release dated June 28, 2012.

99.2	Unaudited pro forma consolidated financial statements.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2012

THE HILLSHIRE BRANDS COMPANY

By:	/s/ William J. Kelley Jr.
Name: William J. Kelley Jr.
Title: Senior Vice President and Corporate Controller (Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
3.1	Reverse Stock Split Articles of Amendment, effective as of June 28, 2012, as filed with the Secretary of State of the State of Maryland.

3.2	Name Change Articles of Amendment, effective as of June 28, 2012, as filed with the Secretary of State of the State of Maryland.

99.1	Press release dated June 28, 2012.

99.2	Unaudited pro forma consolidated financial statements.